Exhibit 1.1

Execution Version

Summit Midstream Holdings, LLC
Summit Midstream Finance Corp.

$300,000,000
5½% Senior Notes due 2022

Underwriting Agreement

July 9, 2014

DEUTSCHE BANK SECURITIES INC.

As Representative of the Underwriters

c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

Ladies and Gentlemen:

Summit Midstream Holdings, LLC, a Delaware limited liability company (“Summit Midstream”) and Summit Midstream Finance Corp. (“Finance Corp.” and, together with Summit Midstream, the “Issuers”) propose to issue and sell to the underwriters (the “Underwriters”) named in Schedule I attached to this agreement (this “Agreement”), $300,000,000 aggregate principal amount of the Issuers’ 5½% Senior Notes due 2022 (the “Notes”).

The Securities (as defined below) will be issued pursuant to an indenture (the “Original Indenture”), to be dated as of the Closing Date (as defined below), among the Issuers, Summit Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), the subsidiary guarantors listed on Schedule II hereto (together with the Partnership, the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by a supplemental indenture relating to the Notes, as of the Closing Date (the “Supplemental Indenture”), among the Issuers, the Guarantors and the trustee.  The Original Indenture, as amended and supplemented by the Supplemental Indenture, is herein referred to as the “Indenture.” The Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”) pursuant to a letter of representations, dated as of June 12, 2013 (the “DTC Agreement”), among the Issuers, the Trustee and the Depositary.

The payment of principal, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally by the Guarantors and any subsidiary of Summit Midstream formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assigns, pursuant to their guarantees (the “Guarantees”). The Notes and the Guarantees attached thereto are herein collectively referred to as the “Securities.”

This Agreement is to confirm the agreement concerning the purchase of the Securities from the Issuers by the Underwriters.

The Issuers and the Guarantors (other than the Partnership) are referred to collectively herein as the “Operating Subsidiaries.” Summit Midstream GP, LLC is a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner”). The General Partner, the Guarantors and the Issuers are referred to collectively herein as the “Partnership Parties.”

1.              Representations, Warranties and Agreements of the Partnership Parties.  The Partnership Parties, jointly and severally, represent, warrant and agree that:

(a)                                 Registration Statement.  A registration statement on Form S-3 (File No. 333-197311) relating to the Securities has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act upon filing.  Copies of such registration statement and any amendment thereto have been delivered by the Partnership to you as the representative (the “Representative”) of the Underwriters.  As used in this Agreement:

(i)                                     “Applicable Time” means 4:00 p.m. (New York City time) on July 9, 2014;

(ii)                                  “Effective Date” means any date as of which any part of such registration statement relating to the Securities became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(iii)                               “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Partnership Parties or used or referred to by the Partnership Parties in connection with the offering of the Securities;

(iv)                              “Preliminary Prospectus” means any preliminary prospectus relating to the Securities included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act, including any preliminary prospectus supplement thereto relating to the Securities;

(v)                                 “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with Pricing Supplement (as defined below) and each Issuer Free Writing Prospectus identified on Schedule IV hereto, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(vi)                              “Pricing Supplement” means the pricing supplement, dated July 9, 2014 in the form attached hereto as Schedule III, describing the terms of the Securities, each for use by such Underwriter in connection with its solicitation of offers to purchase the Securities;

(vii)                           “Prospectus” means the final prospectus relating to the Securities including any prospectus supplement thereto relating to the Securities, as filed with the Commission pursuant to Rule 424(b) under the Securities Act; and

(viii)                        “Registration Statement” means collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be.  Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof).  Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any document filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement.  Any reference to the term “Registration Statement” shall be deemed to include any abbreviated registration statement to register additional Common Securities under Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”).

(b)                                 No Stop Order.  The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

(c)                                  Ineligible Issuer.  None of the Partnership Parties was at the time of the initial filing of the Registration Statement, is not on the date hereof and will not be on the Closing Date (as defined in Section 4), an “ineligible issuer” (as defined in Rule 405 under the Securities Act).  Each of the Partnership Parties has been since the time of initial filing of the Registration Statement and continues to be eligible to use Form S-3 for the offering of the Securities.

(d)                                 Well-Known Seasoned Issuer. Each of the Partnership Parties has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Securities, including not having been an “ineligible issuer” (as defined in Rule 405) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the applicable Closing Date.

(e)                                  Form of Documents.  The Registration Statement conformed and will conform in all material respects on the Effective Date and on the Closing Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).  The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Closing Date to the requirements of the Securities Act and the Rules and Regulations.  The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the Rules and Regulations of the Commission thereunder.

(f)                                   No Material Misstatements or Omissions in the Registration Statement.  The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership Parties through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(f).

(g)                                  No Material Misstatements or Omissions in the Prospectus.  The Prospectus will not, as of its date or as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership Parties through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(f).  The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)                                 No Material Misstatements or Omissions in the Pricing Disclosure Package.  The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership Parties through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(f).

(i)                                     No Material Misstatements or Omissions in Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from any Issuer Free Writing Prospectus listed in Schedule IV hereto in reliance upon and in conformity with written information furnished to the Issuers through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(f).  The information included in each Issuer Free Writing Prospectus listed in Schedule IV hereto does not conflict with the information contained in the Registration Statement or the most recent Preliminary Prospectus or to be contained in the Prospectus.

(j)                                    Issuer Free Writing Prospectuses Conform to the Requirements of the Securities Act.  Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Issuers have complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and the Rules and Regulations.  The Issuers have not made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative.  The Issuers have retained in accordance with the Securities Act and the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the Rules and Regulations.  The Issuers have taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Securities will not be required to be filed pursuant to the Securities Act and the Rules and Regulations thereunder.

(k)                                 Forward-Looking and Supporting Information. Each of the statements made by the Partnership in the Registration Statement and the Pricing Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Securities Act was made or will be made with a reasonable basis and in good faith.

(l)                                     Formation and Qualification of the Partnership Parties.  Each of the Partnership Parties has been duly formed, is validly existing and in good standing as a limited partnership or limited liability company, as the case may be, under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign limited partnership or limited liability company, as the case may be, in each jurisdiction (as set forth on Schedule V) in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to (i)

have a material adverse effect on the condition (financial or otherwise), results of operations, members’ equity or partners’ capital, properties, business or prospects of the Partnership Parties, taken as a whole (a “Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability.  Each of the Partnership Parties has all limited partnership, limited liability company or corporate, power and authority, as the case may be, necessary to own or hold its properties and to conduct the businesses in which it is engaged. The Partnership does not own or control, directly or indirectly, any corporation, association or other entity other than the Operating Subsidiaries.

(m)                             Power and Authority of General Partner.  The General Partner has, and at the Closing Date will have, full limited liability company power and authority to serve as general partner of the Partnership in all material respects as disclosed in the Registration Statement and the most recent Preliminary Prospectus.

(n)                                 Ownership of the General Partner.  Summit Midstream Partners Holdings, LLC, a Delaware limited liability company (“Summit Holdings”), owns a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (such agreement, together with any amendments and/or restatements thereof on or prior to the Closing Date, the “General Partner LLC Agreement”) and is fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and Summit Holdings owns such membership interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (“Liens”), except for restrictions on transferability contained in the General Partner LLC Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any.

(o)                                 Ownership of the General Partner Interest in the Partnership.  The General Partner is, and at the Closing Date, will be, the sole general partner of the Partnership, with a 2.0% general partner interest in the Partnership (the “GP Interest”); the GP Interest has been, and on the Closing Date will be, duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership (such agreement, together with any amendments and/or restatements thereof on or prior to the Closing Date, the “Partnership Agreement”); and the General Partner owns the GP Interest free and clear of all Liens, except for restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any.

(p)                                 Ownership of the Incentive Distribution Rights.  The General Partner owns all of the incentive distribution rights of the Partnership (the “Incentive Distribution Rights”); the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303,

17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and the General Partner owns such Incentive Distribution Rights free and clear of all Liens, except for restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any.

(q)                     Ownership of the Sponsor Units.  As of the date hereof, Summit Holdings owns 9,641,397 common units representing limited partner interests in the Partnership (the “Common Units”) and 24,409,850 subordinated units representing limited partner interests in the Partnership (the “Subordinated Units” and together with the Common Units owned by Summit Holdings, the “Sponsor Units”); and Summit Holdings owns all of the Sponsor Units free and clear of all Liens, for (i) restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any or (ii) Liens permitted or arising under or in connection with that certain Amended and Restated Credit Agreement, dated February 28, 2014, among the Summit Holdings, as Borrower, the lenders party thereto from time to time, and The Royal Bank of Scotland, plc, as administrative and collateral agent, as amended to date (the “Summit Holdings Credit Agreement”).

(r)                                    Ownership of Summit Midstream.  The Partnership owns a 100% membership interest in Summit Midstream; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Summit Midstream (such agreement, together with any amendments and/or restatements thereof on or prior to the Closing Date, the “Midstream LLC Agreement”) and are fully paid (to the extent required under the Midstream LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of all Liens, except for (i) restrictions on transferability contained in the Midstream LLC Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any, and (ii) Liens permitted or arising under or in connection with that certain Second Amended and Restated Credit Agreement, dated November 1, 2013, among Summit Midstream, as borrower, the lenders party thereto and The Royal Bank of Scotland plc, as administrative agent (the “Revolving Credit Agreement”).

(s)                                   Ownership of Finance Corp. Summit Midstream owns 100% of the issued and outstanding shares of capital stock of Finance Corp.; such issued and outstanding capital stock has been duly authorized and validly issued in accordance with the Certificate of Incorporation and Bylaws of Finance Corp., each dated May 29, 2013 (the “Finance Corp. Certificate and Bylaws”) and are fully paid and nonassessable and none of the outstanding shares of capital stock of Finance Corp. was issued in violation of any preemptive rights or similar rights; and Summit Midstream owns such capital stock interest free and clear of all Liens, except for Liens permitted or arising under or in connection with the Revolving Credit Agreement.

(t)                                    Ownership of DFW.  Summit Midstream owns 100% of the outstanding membership interests of DFW Midstream Services LLC, a Delaware limited liability company (“DFW”); such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of DFW (such agreement, together with any amendments and/or restatements thereof on or prior to the Closing Date,  the “DFW LLC Agreement”) and are fully paid (to the extent required under the DFW LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such membership interests are owned free and clear of all Liens, except for (i) restrictions on transferability contained in the DFW LLC Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any, and (ii) Liens permitted or arising under or in connection with the Revolving Credit Agreement.

(u)                                 Ownership of Bison.  Summit Midstream owns a 100% membership interest in Bison Midstream, LLC, a Delaware limited liability company (“Bison”), such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Bison (such agreement, together with any amendments and/or restatements thereof on or prior to the Closing Date, the “Bison LLC Agreement”) and is fully paid (to the extent required under the Bison LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of all Liens, except for (i) restrictions on transferability contained in the Bison LLC Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any, and (ii) Liens permitted or arising under or in connection with the Revolving Credit Agreement.

(v)                                 Ownership of Grand River.  Summit Midstream owns a 100% membership interest in Grand River Gathering, LLC, a Delaware limited liability company (“Grand River”), such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Grand River (such agreement, together with any amendments and/or restatements thereof on or prior to the Closing Date, the “Grand River LLC Agreement”) and is fully paid (to the extent required under the Grand River LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of all Liens, except for (i) restrictions on transferability contained in the Grand River LLC Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any, and (ii) Liens permitted or arising under or in connection with the Revolving Credit Agreement.

(w)                               Ownership of Red Rock.  Grand River owns a 100% membership interest in Red Rock Gathering Company, LLC, a Delaware limited liability company (“Red Rock”), such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Red Rock (such agreement, together with any amendments and/or restatements thereof on or prior to the Closing Date, the “Red Rock LLC Agreement”) and is fully paid (to the extent required under the Red Rock LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of all Liens, except for (i) restrictions on transferability contained in the Red Rock LLC Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any, and (ii) Liens permitted or arising under or in connection with the Revolving Credit Agreement.

(x)                                 Ownership of Ridgeline.  Red Rock owns a 100% membership interest in Ridgeline Gathering Company, LLC, a Delaware limited liability company (“Ridgeline”), such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Ridgeline (such agreement, together with any amendments and/or restatements thereof on or prior to the Closing Date, the “Ridgeline LLC Agreement” and, together with the Partnership Agreement, the General Partner LLC Agreement, the Midstream LLC Agreement, Finance Corp. Certificate and Bylaws, the DFW LLC Agreement, the Bison LLC Agreement, the Grand River LLC Agreement and the Red Rock LLC Agreement, the “Organizational Agreements”) and is fully paid (to the extent required under the Ridgeline LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such membership interest is owned free and clear of all Liens, except for (i) restrictions on transferability contained in the Ridgeline LLC Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any, and (ii) Liens permitted or arising under or in connection with the Revolving Credit Agreement.

(y)                                 Authorization of the Notes and the Guarantees. The Notes to be purchased by the Underwriters from the Issuers will on the Closing Date be in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Issuers and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Issuers, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. The Guarantees of the Notes on the Closing Date when issued will be in the forms contemplated by the Indenture and have been duly authorized for issuance pursuant to this Agreement and the Indenture; the Guarantees of the Notes, at the Closing Date, will have been duly executed by each of the Guarantors and, when the Notes have been authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor, the Guarantees of the Notes will constitute valid and binding agreements of the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.

(z)                                  Authorization of the Indenture. The Indenture has been duly qualified under the Trust Indenture Act, and has been duly authorized by the Partnership Parties and, at the Closing Date, will have been duly executed and delivered by the Partnership Parties and will constitute a valid and binding agreement of the Partnership Parties enforceable against Partnership Parties in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. On the Closing Date, the Indenture will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder.

(aa)                          Capitalization of the Partnership. At the Applicable Time, the issued and outstanding partnership interests of the Partnership will consist of 34,423,369 Common Units, 24,409,850 Subordinated Units, the GP Interest and the Incentive Distribution Rights. All outstanding Common Units and Subordinated Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(bb)                          No Other Subsidiaries.  Other than the General Partner Interest, the Incentive Distribution Rights and the limited liability company interests and capital stock in the Operating Subsidiaries, the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.  Other than the Partnership’s 100% direct or indirect ownership of each of the Operating Subsidiaries, the Partnership does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Summit Finance was formed for the sole purpose of being a co-issuer of the Partnership’s debt securities and has no operating assets.

(cc)                            Conformity of Securities to Descriptions.  This Agreement, the Indenture and the Securities will conform in all material respects to the respective statements relating thereto contained in the Registration Statement and the Pricing Disclosure Package and to be contained in the Prospectus, and the Notes to be purchased by the Underwriters from the Issuers will on the Closing Date be in the substantially the form contemplated by the Indenture.

(dd)                          No Equity Securities, Options, Preemptive Rights, Registration Rights, or Other Rights.  Except as described in the Registration Statement and the most recent Preliminary Prospectus, there are no profits interests or other equity interests, options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Parties, in each case pursuant to the Organizational Agreements, the certificates of limited partnership or formation or any other organizational documents of any such Partnership Party or any other agreement or other instrument to which any such Partnership Party is a party or by which any such Partnership Party may be bound. Except with respect to any such rights that have been effectively waived or as provided in the Partnership Agreement, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(ee)                            Authorization, Execution and Delivery of the Underwriting Agreement. This Agreement has been duly authorized and validly executed and delivered by or on behalf of each of the Partnership Parties.

(ff)                              Authorization, Execution, Delivery and Enforceability of the Organizational Agreements.  The Organizational Agreements have been duly authorized, executed and delivered by the parties thereto, and are valid and legally binding agreements of such parties, enforceable against such parties in accordance with their terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(gg)                            No Conflicts.  None of (i) the offering, issuance or sale of the Securities to be sold by the Issuers as described in the Registration Statement and the most recent Preliminary Prospectus, (ii) the execution, delivery and performance of this Agreement, the Indenture and the Securities by the Partnership Parties, (iii)  the consummation of the transactions contemplated by this Agreement, the Indenture and the Securities or (iv) the application of the proceeds from the sale of the Securities to be sold by the Issuers as described under “Use of Proceeds” in the most recent Preliminary Prospectus (A) conflicts with or will conflict with or constitutes or will constitute a violation of the Organizational Agreements, certificates of limited partnership or formation or conversion or other governing document of any of the Partnership Parties (collectively, the “Organizational Documents”), (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a change of control or default (or an event that, with notice or lapse of time or both, would constitute such an event) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Parties is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law, regulation, ruling or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Parties or any of their properties in a proceeding to which any of them or their property is a party or is bound or (D) results or will result in the creation or imposition of any Lien (other than Liens arising under or in connection with the Revolving Credit Agreement or the Summit Holdings Credit Agreement) upon any property or assets of any of the Partnership Parties, except with respect to clauses (B), (C) and (D) for any such conflicts, violations, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(hh)                          No Consents.  No consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any of the Partnership Parties or any of their properties or assets is required in connection with (i) the offering or sale of the Securities to be sold by the Issuers as described in the Registration Statement and the most recent Preliminary Prospectus, (ii) the execution, delivery and performance of this Agreement, the Indenture and the Securities by the Partnership Parties, (iii) the consummation of the transactions contemplated by this Agreement, the Indenture and the Securities or (iv) the application of the proceeds from the sale of the Securities to be sold by the Issuers as described under “Use of Proceeds” in the most recent Preliminary Prospectus, except (A) for registration of the Securities under the Securities Act and consents required under the Exchange Act, applicable state securities or “Blue Sky” laws, and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the Trust Indenture Act in connection with the purchase and distribution of the Securities by the Underwriters, (B) for such consents that have been, or prior to the Closing Date will be, obtained or made, (C) for such consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a material and adverse effect on the consummation of the transactions contemplated by this Agreement, and (D) as described in the Registration Statement and the most recent Preliminary Prospectus.

(ii)                                  No Defaults.  None of the Partnership Parties is in (i) violation of its Organizational Documents, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or any of its properties or (iii) breach, default (or an event that, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation in the cases of clause (ii) or (iii), would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj)                    Financial Statements.  The financial statements (including the related notes and supporting schedules) and other financial information included or incorporated by reference in the Registration Statement and the most recent Preliminary Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods indicated, except to the extent disclosed therein. The summary historical financial and operating data included or incorporated by reference in the Registration Statement and the most recent Preliminary Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which they have been derived, except as described therein.  The other financial information of the Partnership (or its predecessor for accounting purposes), including non-GAAP financial measures included or incorporated by reference in the Registration Statement and the most recent

Preliminary Prospectus, has been derived from the accounting records of the Partnership Parties or their predecessors for accounting purposes, fairly presents in all material respects the information purported to be shown thereby and complies with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.  The pro forma financial information and the related notes included or incorporated by reference in the Registration Statement and the most recent Preliminary Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial information and have been compiled on the bases described therein, and the assumptions included therein provide a reasonable basis for presenting the significant effects directly attributable to the transaction and events disclosed therein, the related pro forma adjustments give appropriate effect to those assumptions and have been properly applied to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the Registration Statement and the most recent Preliminary Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement or the most recent Preliminary Prospectus that are not so included as required and the Partnership Parties do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto) or the most recent Preliminary Prospectus.

(kk)                          Independent Registered Public Accounting Firm.  Deloitte & Touche LLP, who has certified certain financial statements of the Partnership and its consolidated subsidiaries (including the related notes thereto), whose reports appear in the Registration Statement and the most recent Preliminary Prospectus, or are incorporated by reference therein, is and was during the periods covered by such financial statements an independent registered public accounting firm with respect to the Partnership as required by the Securities Act and the Public Company Accounting Oversight Board.

(ll)                                  Books and Records.  Each of the Partnership Parties maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. As of the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by Deloitte & Touche, LLP, there were no material weaknesses in the internal controls of any Partnership Party.

(mm)                  Disclosure Controls and Procedures. (i) Each of the Partnership Parties has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), and (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports to be filed or submitted under the Exchange Act is accumulated and communicated to the Partnership and the principal executive officer and principal financial officer of the General Partner to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(nn)                          No Changes in Internal Controls.  Since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by Deloitte & Touche, LLP, (i) the Partnership has not been advised of (A) any significant deficiencies in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the ability of the Partnership Parties to record, process, summarize and report financial information, or any material weaknesses in internal controls over financial reporting of the Partnership Parties or (B) any fraud, whether or not material, that involves management or other employees of any Partnership Party who have a significant role in the Partnership Parties’ internal control over financial reporting and (ii) there have been no changes in the Partnership Parties’ internal control over financial reporting that have materially affected or are reasonably likely to material affect the Partnership Parties’ internal controls over financial reporting.

(oo)                          Sarbanes-Oxley Act of 2002.  There is and has been no failure on the part of the Partnership or, to the knowledge of the Partnership Parties, any of the General Partner’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 or any rule or regulation promulgated in connection therewith or the rules of The New York Stock Exchange, in each case that are effective and applicable to the Partnership.

(pp)                          No Material Changes. Except as described in the Registration Statement and the most recent Preliminary Prospectus, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, none of the Partnership Parties has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities, (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business or (v) declared or paid any distribution or dividend on its equity interests, and since such date, there has not been any change in the partnership or limited liability interests, as applicable, or long-term debt of any of the Partnership Parties or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, partners’ capital, properties, management, business or prospects of the Partnership Parties taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(qq)                          Title to Properties.  Each of the Partnership Parties has good and indefeasible title to all real property owned in fee by the Partnership Parties (excluding easements or rights-of-way) and good title to all personal property owned by it, in each case free and clear of all Liens except (i) as described in the Registration Statement and the most recent Preliminary Prospectus, (ii) such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by any of the Partnership Parties or (iii) that arise under or are expressly permitted by the Revolving Credit Agreement and the Summit Holdings Credit Agreement.  All assets held under lease by each of the Partnership Parties are held by it under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such assets by any of the Partnership Parties as described in the Registration Statement and the most recent Preliminary Prospectus.

(rr)                                Rights of Way.  Each of the Partnership Parties has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, subject to the limitations described in the Registration Statement and the most recent Preliminary Prospectus, if any, except for (i) qualifications, reservations and encumbrances with respect thereto that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Parties has fulfilled and performed, in all material respects, its obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that, individually or in the aggregate, would not have a Material Adverse Effect; and none of such rights-of-way contains any restriction that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(ss)                              Permits.  Each of the Partnership Parties has such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own its properties and conduct its business in the manner described in the Registration Statement and the most recent Preliminary Prospectus, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each of the Partnership Parties has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect.  No event has occurred that would prevent the Permits from being renewed or reissued or which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such Permit, except for such non-renewals, non-issuances, revocations, terminations and impairments that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(tt)                                Intellectual Property.  Each of the Partnership Parties owns, licenses or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its business and has no reason to believe that the conduct of its business conflicts with, and has not received any notice of any claim of conflict with, any such rights of others.

(uu)                          Legal Proceedings.  Except as disclosed in the Registration Statement or the most recent Preliminary Prospectus, there are no legal or governmental proceedings pending to which any of the Partnership Parties is a party or of which any property or assets of any of the Partnership Parties is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance by any Partnership Party of this Agreement or the consummation of the transactions contemplated hereby; and to the Partnership Parties’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(vv)                          Contracts to be Described or Filed.  There are no contracts or other documents required to be described in the Registration Statement or the most recent Preliminary Prospectus or filed as exhibits to the Registration Statement, that are not described and filed as required.  The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts (including the Purchase Agreement) and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects.  Each such contract and other document is in full force and effect and (assuming that such contracts and documents constitute the legal, valid and binding obligation of the other persons party thereto) is valid and enforceable by and against the Partnership Parties, as the case may be, in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as would not reasonably be expected to have a Material Adverse Effect.  The Partnership Parties have no knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(ww)                      Summaries of Law.  Statements made in the most recent Preliminary Prospectus insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, or legal or governmental proceedings, constitute accurate summaries of the terms of such statutes, rules and regulations, and legal and governmental proceedings.

(xx)                          Insurance.  Each of the Partnership Parties carries, or is covered by, insurance from reputable insurers in such amounts and covering such risks as is reasonably adequate for the conduct of its businesses and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.  All policies of insurance of any of the Partnership Parties are in full force and effect; each of the Partnership Parties is in compliance with the terms of such policies in all material respects; and none of the Partnership Parties has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.  There are no claims by any of the Partnership Parties under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause and none of the Partnership Parties has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(yy)                          Certain Relationships and Related Party Transactions.  No relationship, direct or indirect, exists between or among any of the Partnership Parties, on the one hand, and any “affiliate,” equity holder, director, manager, officer, customer or supplier of any of the Partnership Parties, on the other hand, that is required by the Securities Act to be disclosed in the Registration Statement and the most recent Preliminary Prospectus that is not so disclosed. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Partnership Party to or for the benefit of any of the officers, directors or managers of any Partnership Party or their respective family members.

(zz)                            No Labor Dispute.  No labor disturbance by or dispute with the employees of any of the Partnership Parties exists or, to the knowledge of the Partnership Parties, is imminent or threatened that could reasonably be expected to have a Material Adverse Effect.

(aaa)                   Environmental Compliance.  (i) Each of the Partnership Parties is, and at all times prior hereto has been, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional or local authority, relating to pollution, the protection of human health or safety, the environment, natural resources, or the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) no Partnership Party has received notice or otherwise has knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals or liability would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  Except as described in the Registration Statement and the most recent Preliminary Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against any of the Partnership Parties under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) none of the Partnership Parties is aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of any of the Partnership Parties, and (z) none of the Partnership Parties anticipates material capital expenditures relating to Environmental Laws.

(bbb)                   Tax Returns.  The Partnership Parties have filed all federal, state, local and foreign tax returns required to be filed through the date hereof (which returns are complete and correct in all material respects), subject to permitted extensions, and have timely paid all taxes due, and no tax deficiency has been determined adversely to the Partnership Parties, nor does any of the Partnership Parties have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be, asserted against the Partnership Parties that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ccc)                      ERISA. (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) neither the Partnership nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ddd)                   Statistical and Market-Related Data.  The statistical and market-related data included or incorporated by reference in the most recent Preliminary Prospectus and the consolidated financial statements of the Partnership and the Predecessor included in the most recent Preliminary Prospectus are based on or derived from sources that the Partnership believes to be reliable in all material respects.

(eee)                      Investment Company.  None of the Partnership Parties is, and as of the Closing Date, after giving effect to the offer and sale of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(fff)                         No Brokers.  None of the Partnership Parties is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(ggg)                      Other Sales. The Partnership Parties have not sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

(hhh)                   Stabilization.  The Issuers and their affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Issuers in connection with the offering of the Securities.

(iii)                               Distribution of Offering Materials.  None of the Partnership Parties has distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Securities, none will distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representative has consented in accordance with Section 1(j) or Section 5(a)(vii) and any Issuer Free Writing Prospectus set forth on Schedule IV hereto.

(jjj)                            Anti-Corruption.  None of the Partnership Parties nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or other person associated with or acting on behalf of any of the Partnership Parties, has (i) used any of its funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from its funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(kkk)                   Money Laundering.  The operations of the Partnership Parties are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970,

as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Partnership Party with respect to the Money Laundering Laws is pending or, to the knowledge of any of the Partnership Parties, threatened.

(lll)                               OFAC.  None of the Partnership Parties nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or affiliate of the Partnership Parties is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(mmm)       Distribution Restrictions.  None of the Operating Subsidiaries is currently prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership.

(nnn)                   XBRL.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ooo)                   FINRA Affiliations. To the knowledge of the Partnership Parties, there are no affiliations or associations between any member of the FINRA and any of the General Partner’s officers or directors or the Partnership’s 5% or greater security holders, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ppp)                   Ratings Agencies.  Except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus, no “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act (i) has imposed (or has informed the Partnership or the Issuers that it is considering imposing) any condition (financial or otherwise) on the Partnership’s or the Issuers’ retaining any rating assigned to the Partnership or the Issuers, any securities of the Partnership or the Issuers or (ii) has indicated to the Partnership or the Issuers that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Partnership or the Issuers or any securities of the Partnership or the Issuers.

Any certificate signed by any officer of any of the Partnership Parties and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Issuers, as to matters covered thereby, to each Underwriter.

2.              Purchase of the Securities by the Underwriters.  Each of the Issuers and the Guarantors agrees to issue and sell to the Underwriters, severally and not jointly, all of the Securities, and, subject to the conditions set forth herein, the Underwriters agree, severally and not jointly, to purchase from the Issuers and the Guarantors the aggregate principal amount of Securities set forth opposite their names on Schedule I, at a purchase price of 98.56% of the principal amount thereof payable on the Closing Date, in each case, on the basis of the representations, warranties and agreements herein contained, and upon the terms herein set forth.

3.              Offering of Securities by the Underwriters.  Upon authorization by the Representative of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions to be set forth in the Prospectus.

4.              Delivery of and Payment for the Securities.  The closing of the transactions contemplated hereby (the “Closing”) shall occur at the offices of Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas 77002 (or such other place as may be agreed to by the Issuers and the Partnership and the Representative) at 9:00 a.m. Houston time, on July 15, 2014, or such other time and date as the Representative shall designate by notice to the Issuers and the Partnership (the time and date of such Closing are called the “Closing Date”).  The Issuers and the Partnership hereby acknowledge that circumstances under which the Representative may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Issuers, the Partnership or the Underwriters to recirculate to investors copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 9 hereof. The Issuers shall deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters certificates for the Notes at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Notes shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City as the Representative may designate.  Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

5.                                      Further Agreements by the Partnership Parties and the Underwriters.  (a) The Partnership Parties jointly and severally covenant and agree with each of the Underwriters:

(i)                                     Preparation of Prospectus.  To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Closing Date except as provided herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment or supplement to the

Registration Statement or the Prospectus has been filed and to furnish the Representative with copies thereof; to file promptly all reports required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly their best efforts to obtain its withdrawal.

(ii)                                  Copies of Registration Statement.  To furnish promptly to each of the Representative and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii)                               Preparation of Pricing Supplement.  To prepare a final term sheet containing solely a description of the Securities, including the price at which the Securities are to be sold to the public, in a form approved by the Representative and attached as Schedule III, and to file such term sheet pursuant to Rule 433(d) of the Rules and Regulations within the time period required by that rule.

(iv)                              Copies of Documents.  To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request:  (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Securities or any other securities relating thereto and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act to notify the Representative and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(v)                                 Filing of Amendment or Supplement.  To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Partnership or the Representative, be required by the Securities Act or requested by the Commission.

(vi)                              Copies of Amendment or Supplement.  Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative to the filing.

(vii)                           Issuer Free Writing Prospectus.  Not to make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative; provided that the prior written consent of the parties shall be deemed to have been given in respect of the Issuer Free Writing Prospectus included in Schedule IV hereto.

(viii)                        Rule 433.  To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus.  If at any time after the date hereof any event shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representative may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(ix)                              Earnings Statement.  As soon as practicable after the Effective Date and in any event not later than 16 months after the date hereof, to make generally available to the Partnership’s security holders and to deliver to the Representative an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations.

(x)                                 Blue Sky Laws.  Promptly from time to time to take such action as the Representative may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of Canada and such other jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided that in connection therewith the Partnership shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(xi)                              Agreement Not To Offer or Sell Additional Securities. During the period of 45 days following the date hereof, none of the Partnership or the Issuers will, without the prior written consent of Deutsche Bank Securities Inc.  (which consent may be withheld at the sole discretion of Deutsche Bank Securities Inc.), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Partnership or the Issuers or securities exchangeable for or convertible into debt securities of the Partnership or the Issuers.

(xii)                           DTC.  The Partnership Parties shall use commercially reasonable efforts to obtain the approval of DTC to permit the Securities to be eligible for “book-entry” transfer and settlement through the facilities of DTC, and agrees to comply with all of its agreements set forth in the representation letters of the Partnership Parties to DTC relating to the approval of the Securities by DTC for “book-entry” transfer;

(xiii)                        Use of Proceeds.  To apply the net proceeds from the sale of the Securities being sold by the Issuers substantially in accordance with the description as set forth in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds.”

(xiv)                       Stabilization.  To not take, directly or indirectly, any action that constitutes, or that is designed to or reasonably would be expected to cause or result in, the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Securities.

(xv)                          Necessary Actions.  To do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Securities.

(b)                                 Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Issuers (any such issuer information with respect to whose use the Issuers has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by any Partnership Party with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information,” as used in this paragraph, shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

6.                                      Expenses. Each of the Partnership Parties agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated,

to pay all expenses, costs, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Securities and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Securities; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, the Indenture and any other related documents in connection with the offering, purchase, sale and delivery of the Securities; (e) any required review by FINRA of the terms of sale of the Securities (including related fees and expenses of counsel to the Underwriters in an amount that is not greater than $20,000); (f) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (g) any fees payable in connection with the rating of the Securities with the ratings agencies; (h) the DTC; (i) the qualification of the Securities under the securities laws of the several jurisdictions as provided in Section 6(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (j) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, often in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters); (k) the investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, reasonably incurred expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Issuers; and (l) all other reasonably incurred costs and expenses incident to the performance of the obligations of the Partnership Parties under this Agreement; provided that, except as provided in this Section 8 and in Section 13, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Securities which they may sell and the expenses of advertising any offering of the Securities made by the Underwriters shall pay the fees and expenses of its counsel.

7.                                      Conditions of Underwriters’ Obligations.  The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Partnership Parties contained herein, to the performance by the Partnership Parties of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a)                                 Filing of Prospectus; No Stop Order.  The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); the Partnership shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b)                                 No Misstatements or Omissions.  No Underwriter shall have discovered and disclosed to the Issuers on or prior to the Closing Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Baker Botts L.L.P., counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein (in the case of the Prospectus and the Pricing Disclosure Package, in the light of the circumstances under which such statements were made) not misleading.

(c)                                  Authorization and Validity.  All limited partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Indenture, the Securities, the Organizational Agreements, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement (and any other transactions contemplated by this Agreement) shall be reasonably satisfactory in all material respects to counsel for the Underwriters and the Issuers shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)                                 Partnership Parties’ Counsel Opinion.  Latham & Watkins LLP, as counsel to the Partnership Parties, shall have furnished to the Representative its written opinion, 10b-5 statement and opinion regarding certain tax matters, each addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representative, substantially in the forms attached hereto as Exhibit A-1, Exhibit A-2 and Exhibit A-3, respectively.

(e)                                  General Counsel Opinion.  Brock M. Degeyter shall have furnished to the Representative his written opinion, as general counsel to the General Partner, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit B.

(f)                                   Underwriters’ Counsel Opinion.  The Representative shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the offering and sale of the Securities, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representative may reasonably require, and the Partnership Parties shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g)                                  Comfort Letter.  At the time of execution of this Agreement, the Representative shall have received from Deloitte & Touche, LLP a letter, in form and substance satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h)                                 Bring-Down Comfort Letter.  With respect to the letter of Deloitte & Touche, LLP referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the “initial letter”), the Partnership shall have furnished to the Representative a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(i)                                     Partnership Parties Officers’ Certificate.  The Partnership Parties shall have furnished to the Representative a certificate, dated the Closing Date, of the Chief Executive Officer and the Chief Financial Officer of the General Partner as to such matters as the Representative may reasonably request, including, without limitation, a statement that:

(i)                                     The representations, warranties and agreements of the Partnership Parties in Section 1 are true and correct on and as of the Closing Date, and the Partnership Parties have complied with all agreements contained herein and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;

(ii)                                  No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and

(iii)                               They have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A)(1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the Closing Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(j)                                    No Material Change.  Except as described in the most recent Preliminary Prospectus, (i) none of the Partnership Parties shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and (ii) since such date there shall not have been any change in the equity interests or long-term debt of any of the Partnership Parties or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, partners’ capital or members’ equity, properties, management, business or prospects of the Partnership Parties taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering, sale or the delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Prospectus.

(k)                                 No Downgrading.  Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Partnership Parties’ debt securities or preferred stock by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Partnership Parties’ debt securities or preferred stock.

(l)                                     No Other Changes.  Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) trading in securities generally on The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, or the NYSE Amex or in the over-the-counter market, or trading in any securities of the Partnership on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement and clearance of such trading generally shall have been materially disrupted, or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) trading in the Common Units shall have been suspended by the Commission or the New York Stock Exchange, (iii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, or (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering or delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Prospectus.

(m)                             Other Certificates.  On or prior to the Closing Date, the Partnership Parties shall have furnished to the Underwriters such further certificates and documents as the Representative may reasonably request.

(n)                                 Indenture. The Issuers and the Guarantors shall have executed and delivered the Original Indenture and the Supplemental Indenture, in form and substance reasonably satisfactory to the Underwriters, and the Underwriters shall have received executed copies thereof.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8.                                      Indemnification and Contribution.

(a)                                 The Partnership Parties hereby agree, jointly and severally, to indemnify and hold harmless each Underwriter, the directors, officers, employees and selling agents of each Underwriter, each affiliate of any Underwriter who has participated or is alleged to have participated in the distribution of the Securities as underwriters, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities), to which that Underwriter, affiliate, director, officer, employee, selling agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter, (D) any materials or information provided to investors by, or with the approval of, the Partnership in connection with the marketing or the offering of the Securities, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”), or (E) any Blue Sky application or other document prepared or executed by the Partnership (or based upon any written information furnished by the Partnership for use therein) specifically for the purpose of qualifying any or all of the Securities under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky

application, any material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in light of the circumstances under which they were made) not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee, selling agent or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee, selling agent or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that none of the Partnership Parties shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(f).  The foregoing indemnity agreement is in addition to any liability which the Partnership may otherwise have to any Underwriter or to any affiliate, director, officer, employee, selling agent or controlling person of that Underwriter.

(b)                                 Each Underwriter, severally and not jointly, shall indemnify and hold harmless each Partnership Party, their respective directors, officers and employees, and each person, if any, who controls such Partnership Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which such Partnership Party or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representative by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(f).  The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Partnership Parties or any such director, officer, employee or controlling person.

(c)                                  Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure, and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees, selling agents and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees, selling agents and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party; provided, however, that the indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) chosen by the indemnified party.  No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) except as provided by Section 8(e), be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)                                 If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a),  or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership Parties, on the one hand, and the Underwriters, on the other, from the offering of the Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Partnership Parties, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Partnership Parties, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Partnership Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8(d) in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e)                                  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(c) effected without its written consent if (i) such settlement, compromise or consent is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f)                                   The Underwriters severally confirm and the Partnership Parties acknowledge and agree that the statements set forth on the cover page, the statements in the first sentence of the first paragraph following the table under the caption “Underwriting—Commissions and Discounts,” and the paragraph relating to stabilization by the Underwriters under the caption “Underwriting—Price Stabilization and Short Positions” in the most recent Preliminary Prospectus and the Prospectus, are correct and constitute the only information concerning such Underwriters furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

9.                                      Defaulting Underwriters.

(a)                                 If, on the Closing Date, any Underwriter defaults in its obligations to purchase the Securities that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase the principal amount of the Securities by the non-defaulting Underwriters or other persons satisfactory to the Partnership on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such principal amount of Securities, then the Partnership shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such principal amount of Securities on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Partnership that they have so arranged for the purchase of such principal amount of Securities, or the Partnership notifies the non-defaulting Underwriters that it has so arranged for the purchase of such principal amount of Securities, either the non-defaulting Underwriters or the Partnership may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Partnership agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)                                 If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the aggregate principal amount of Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of Securities then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the aggregate principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the aggregate principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the aggregate principal amount of Securities that it agreed to purchase on the Closing Date pursuant to the terms of Section 2.

(c)                                  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the aggregate principal amount of Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Partnership shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Partnership, except that the Partnership will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d)                                 Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership or any non-defaulting Underwriter for damages caused by its default.

10.                               Termination.  The obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by the Partnership and the prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 7(j), 7(k) or 7(l) shall have occurred or if the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement.

11.                               Reimbursement of Underwriters’ Expenses.  If (a) the Issuers shall fail to tender the Securities for delivery to the Underwriters for any reason, or (b) the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement, the Partnership Parties will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Partnership Parties shall pay the full amount thereof to the Representative.  If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the

Partnership shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12.                               Research Analyst Independence.  The Partnership Parties acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions.  The Partnership Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Partnership Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to any of the Partnership Parties by such Underwriters’ investment banking divisions.  The Partnership Parties acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13.                               No Fiduciary Duty.  The Partnership Parties acknowledge and agree that in connection with this offering, the sale of the Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters:  (a) no fiduciary or agency relationship between the Partnership Parties and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to any of the Partnership Parties, including, without limitation, with respect to the determination of the public offering price of the Securities, and such relationship between the Partnership Parties, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to the Partnership Parties shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Partnership Parties.  The Partnership Parties hereby waive any claims that any of the Partnership Parties may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

14.                               Notices, etc.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)                                 if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005; and

(b)                                 if to any of the Partnership Parties, shall be delivered or sent by mail to the address of the Partnership set forth in the Registration Statement, Attention: Brock M. Degeyter (Fax: 214-462-7716).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.  The Partnership Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Deutsche Bank Securities Inc.

15.                               Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Partnership Parties and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Partnership Parties contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees and selling agents of the Underwriters, each affiliate of any Underwriter who has participated or is alleged to have participated in the distribution of the Securities as underwriters, and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of the directors of the General Partner, the officers of the General Partner who have signed the Registration Statement and any person controlling the Partnership within the meaning of Section 15 of the Securities Act.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16.                               Survival.  The respective indemnities, representations, warranties and agreements of the Partnership Parties and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17.                               Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary”.  For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

18.                               Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19.                               Waiver of Jury Trial.  The Partnership Parties and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.                               Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

21.                               Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

22.                               Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature page follows]

If the foregoing correctly sets forth the agreement among the Partnership Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

SUMMIT MIDSTREAM PARTNERS, LP

By:	Summit Midstream GP, LLC,
its General Partner

	By:	/s/ Steven J. Newby
Name: Steven J. Newby
Title: President & Chief Executive Officer

SUMMIT MIDSTREAM GP, LLC

	By:	/s/ Steven J. Newby
Name: Steven J. Newby
Title: President & Chief Executive Officer

SUMMIT MIDSTREAM HOLDINGS, LLC

	By:	/s/ Steven J. Newby
Name: Steven J. Newby
Title: President & Chief Executive Officer

SUMMIT MIDSTREAM FINANCE CORP.

	By:	/s/ Steven J. Newby
Name: Steven J. Newby
Title: President & Chief Executive Officer

DFW MIDSTREAM SERVICES LLC

	By:	/s/ Steven J. Newby
Name: Steven J. Newby
Title: President & Chief Executive Officer

Signature Page to Underwriting Agreement

GRAND RIVER GATHERING, LLC

By:	/s/ Steven J. Newby
Name: Steven J. Newby
Title: President & Chief Executive Officer

BISON MIDSTREAM, LLC

By:	/s/ Steven J. Newby
Name: Steven J. Newby
Title: President & Chief Executive Officer

RIDGELINE GATHERING COMPANY, LLC

By:	/s/ Steven J. Newby
Name: Steven J. Newby
Title: President & Chief Executive Officer

RED ROCK GATHERING COMPANY, LLC

By:	/s/ Steven J. Newby
Name: Steven J. Newby
Title: President & Chief Executive Officer

Signature Page to Underwriting Agreement

Accepted:

DEUTSCHE BANK SECURITIES INC.

For itself and as Representative
of the several Underwriters named
in Schedule I hereto

DEUTSCHE BANK SECURITIES INC.

By:	/s/ John Huntington
	Name:	John Huntington
	Title:	Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Chase Arnold
	Name:	Chase Arnold
	Title:	Director

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriters	Aggregate Principal Amount of Securities to be Purchased
Deutsche Bank Securities Inc.	$106,250,000
RBC Capital Markets, LLC	31,250,000
RBS Securities Inc.	31,250,000
Wells Fargo Securities, LLC	31,250,000
BBVA Securities Inc.	12,500,000
BMO Capital Markets Corp.	12,500,000
ING Financial Markets LLC	12,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	12,500,000
Regions Securities LLC	12,500,000
SunTrust Robinson Humphrey, Inc.	12,500,000
Capital One Securities, Inc.	6,250,000
Credit Agricole Securities (USA) Inc.	6,250,000
PNC Capital Markets LLC	6,250,000
SMBC Nikko Securities America, Inc.	6,250,000
Total	$300,000,000

SCHEDULE II

Subsidiary Guarantors

Grand River Gathering, LLC

DFW Midstream Services LLC

Bison Midstream, LLC

Ridgeline Gathering Company, LLC

Red Rock Gathering Company, LLC

SCHEDULE III

FORM OF PRICING SUPPLEMENT

Issuer Free Writing Prospectus

Filed by: Summit Midstream Partners, LP

Pursuant to Rule 433 under the Securities Act of 1933

Registration Statement on Form S-3: No. 333-197311

$300,000,000

Summit Midstream Holdings, LLC

Summit Midstream Finance Corp.

5½% Senior Notes due 2022

July 9, 2014

This Pricing Supplement is qualified in its entirety by reference to the Preliminary Prospectus Supplement dated July 8, 2014. The information in this Pricing Supplement supplements the Preliminary Prospectus Supplement. Capitalized terms used but not defined in this Pricing Supplement have the respective meanings ascribed to them in the Preliminary Prospectus Supplement.

Terms Applicable to the 5½% Senior Notes due 2022

Issuers:	Summit Midstream Holdings, LLC Summit Midstream Finance Corp.

Guarantee:	Fully and unconditionally guaranteed on a joint and several basis by Summit Midstream Partners, LP, all of its existing subsidiaries (other than the Issuers) and certain of its future subsidiaries

Principal Amount:	$300,000,000

Net Proceeds:	$295,200,000

Title of Securities:	5½% Senior Notes due 2022

Final Maturity Date:	August 15, 2022

Issue Price:	5.500%, plus accrued interest, if any, from July 15, 2014

Coupon:	5.500%

Yield to Maturity:	5.500%

Interest Payment Dates:	February 15 and August 15, beginning on February 15, 2015

Record Dates:	February 1 and August 1

Optional Redemption:

On and after August 15, 2017, the Issuers may redeem all or part of the notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the notes redeemed to, but not including, the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

Year	Price
2017	104.125%
2018	102.750%
2019	101.375%
2020 and thereafter	100.000%

Prior to August 15, 2017, the Issuers may redeem all or part of the notes at a redemption price equal to the sum of the principal amount thereof, plus the Make Whole Premium at the redemption date, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

Optional Redemption with Equity Proceeds:	Prior to August 15, 2017, up to 35% at 105.500%, plus accrued and unpaid interest on the notes, if any, to, but not including, the applicable redemption date

Underwriters:

Deutsche Bank Securities Inc.

RBC Capital Markets, LLC

RBS Securities Inc.

Wells Fargo Securities, LLC

BBVA Securities Inc.

BMO Capital Markets Corp.

ING Financial Markets LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Regions Securities LLC

SunTrust Robinson Humphrey, Inc.

Capital One Securities, Inc.

Credit Agricole Securities (USA) Inc.

PNC Capital Markets LLC

SMBC Nikko Securities America, Inc.

Trade Date:	July 9, 2014

Settlement Date:

July 15, 2014 (T+4). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing of the notes or on the next succeeding business day will be required, by virtue of the fact that the notes initially settle in T+4, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Distribution:	SEC Registered (Registration No. 333-197311)

CUSIP:	86614W AC0

ISIN:	US86614WAC01

The Issuers have filed a registration statement (including a prospectus and prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents the Issuers have filed with the SEC for more complete information about the Issuers and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuers, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting Deutsche Bank Securities Inc., Attention: Prospectus Group, 60 Wall Street, New York, NY 10005-2836 or by telephone at: (800) 503-4611, or by email at: prospectus.CPDG@db.com.

SCHEDULE IV

Issuer Free Writing Prospectus included in Pricing Disclosure Package: Pricing Supplement of Summit Midstream Holdings, LLC and Summit Midstream Finance Corp., dated July 9, 2014, filed with the Securities and Exchange Commission on July 9, 2014

Issuer Free Writing Prospectus not included in Pricing Disclosure Package: Electronic roadshow as made available on http://www.netroadshow.com.

SCHEDULE V

LIST OF JURISDICTIONS OF FOREIGN QUALIFICATION

Entity	Jurisdiction of Formation	Foreign Qualifications
Summit Midstream Partners, LP	Delaware	Texas; Georgia
Summit Midstream GP, LLC	Delaware	Texas; Georgia
Summit Midstream Holdings, LLC	Delaware	Colorado; Georgia; Texas
Grand River Gathering, LLC	Delaware	Colorado
DFW Midstream Services LLC	Delaware	Texas; West Virginia
Bison Midstream, LLC	Delaware	North Dakota
Ridgeline Gathering Company, LLC	Delaware	Colorado
Red Rock Gathering Company, LLC	Delaware	Colorado, Utah